Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On October 29, 2025, Terex Corporation (the “Company” or “Terex”) entered into a definitive merger agreement with REV Group, Inc. (“REV”), a publicly traded manufacturer and distributor of specialty vehicles and related aftermarket parts and services, in a stock-and-cash transaction (the “Merger”), in which the Company acquired 100% of the issued and outstanding stock of REV. On February 2, 2026 (the “Closing Date”), the Company completed the Merger in accordance with the terms of the agreement. The provisional purchase consideration of $3,384 million is based on the conversion of each outstanding share of REV to 0.9809 of a share of Terex and $8.71 in cash ($426 million in total), the settlement of REV’s outstanding debt owed to a third-party bank that was required to be repaid at closing, and the estimated fair value of converted unvested share based awards attributable to pre-combination service. In connection with the Merger, there were an additional 47.9 million shares of Terex issued upon conversion.

REV serves a diversified customer base primarily in the United States (“U.S.”), and its products are sold to municipalities, government agencies, private contractors, consumers, and industrial and commercial end users. REV provides customized vehicle solutions for applications, including essential needs for public services (ambulances and fire apparatus), commercial infrastructure (terminal trucks and industrial sweepers) and consumer leisure (motorized recreational vehicles). The Merger created a diversified specialty equipment manufacturer of emergency, waste, utilities, environmental, material processing equipment and mobile elevating work platforms with attractive end markets characterized by low cyclicality and long-term growth profiles.

The Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2026 and for the year ended December 31, 2025 are intended to present the combined statements of income of Terex after giving effect to the Merger as if it had occurred on January 1, 2025.

For the six months ended June 30, 2026, REV's historical results reflected in the Unaudited Pro Forma Condensed Combined Statement of Income represent REV's results of operations for the period from January 1, 2026 through February 1, 2026. Terex's historical results for the six months ended June 30, 2026 include REV's results of operations from February 2, 2026, the Closing Date, through June 30, 2026.

For the year ended December 31, 2025, REV's historical results reflected in the Unaudited Pro Forma Condensed Combined Statement of Income were derived from its Annual Report on Form 10-K for the fiscal year ended October 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”). The difference between REV's fiscal year end of October 31 and Terex's fiscal year end of December 31 is less than one quarter. Accordingly, under Article 11 of Regulation S-X, the historical financial information of REV is not required to be adjusted in the Unaudited Pro Forma Condensed Combined Statements of Income.

The Unaudited Pro Forma Condensed Combined Statements of Income were prepared to reflect the effects of the purchase method of accounting with Terex treated as the acquiring entity. Accordingly, the aggregate value of the consideration to be paid by Terex to complete the Merger was allocated to the assets acquired and liabilities assumed in the Merger based upon their estimated fair values as of the date of the Merger.

The application of purchase accounting under ASC 805 requires the recognition and measurement of the identifiable assets acquired and liabilities assumed at their estimated fair values as of the acquisition date. Goodwill is calculated as the excess of the aggregate of the fair value of the consideration transferred over the fair value of the net assets recognized. The net assets and liabilities of REV were recorded at their estimated fair value using Level 3 inputs. In valuing acquired assets and liabilities, fair value estimates are based on, but are not limited to, future expected cash flows, market rate assumptions for contractual obligations, future revenue growth, profitability, appropriate discount rates, attrition rates, royalty rates, growth rates, and economic lives. The Company believes that such information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed; however, the purchase accounting remains provisional and is subject to change during the measurement period as the Company continues to evaluate the fair values of certain assets acquired and liabilities assumed. As a result, the provisional amounts recognized for certain assets acquired and liabilities assumed, such as contingencies and income tax positions, require further analysis and may change materially as the analysis is completed.

The unaudited pro forma adjustments are based upon currently available information, estimates and assumptions that Terex’s management believes are reasonable as of the date hereof. The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages, which should be read together with the Unaudited Pro Forma Condensed Combined Statements of Income.

These Unaudited Pro Forma Condensed Combined Statements of Income have been developed from and should be read in conjunction with (1) the unaudited condensed consolidated financial statements of Terex contained in Terex's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on July 30, 2026, (2) the unaudited condensed consolidated financial statements of REV contained in REV's report for the three month period ended January 31, 2026, filed with the SEC on July 31, 2026 as an exhibit to Terex's Current Report on Form 8-K, from which the results for the period January 1 through February 1, 2026 were derived, (3) the audited consolidated financial statements of Terex contained in Terex's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 13, 2026, and (4) the audited consolidated financial statements of REV contained in REV's Annual Report on Form 10-K for the fiscal year ended October 31, 2025, filed with the SEC on December 10, 2025. The Unaudited Pro Forma Condensed Combined Statements of Income are provided for illustrative purposes only and do not purport to represent Terex consolidated results of operations or consolidated financial position had the Merger occurred on the dates assumed, nor are these financial statements necessarily indicative of the future consolidated results of operations or consolidated financial position of Terex. The actual results may differ materially from those reflected in the Unaudited Pro Forma Condensed Combined Statements of Income for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the Unaudited Pro Forma Condensed Combined Statements of Income and actual amounts. Except as expressly set forth in the Notes thereto, the Unaudited Pro Forma Condensed Combined Statements of Income do not reflect the costs or benefits that may result from the Merger.

Unaudited Pro Forma Condensed Combined Statements of Income
For the Six Months Ended June 30, 2026
(dollars in millions)

	Historical		Pro Forma
	Terex	REV Group	Transaction Accounting Adjustments		Pro Forma
	(1)	(2)
Net sales	$3,972	$190	$—		$4,162
Cost of goods sold	(3,321)	(163)	86	(4), (5), (6)	(3,398)
Gross profit	651	27	86		764
Selling, general and administrative expenses	(451)	(16)	56	(5), (7), (9), (10), (11)	(411)
Amortization of purchased intangibles	(95)	—	(13)	(6)	(108)
Operating profit	105	11	129		245
Other (expense) income
Interest income	9	—	—		9
Interest expense	(97)	(2)	—		(99)
Other (expense) income – net	(4)	(13)	12	(9)	(5)
Income (loss) before income taxes	13	(4)	141		150
Benefit from (provision for) income taxes	4	4	(27)	(8)	(19)
Income from continuing operations	17	—	114		131
Income from discontinued operations - net of tax	4	—	—		4
Net income	$21	$—	$114		$135

Basic earnings per share:
Income from continuing operations	$0.16				$1.15
Income from discontinued operations - net of tax	0.04				0.04
Net income	$0.20				$1.19
Diluted earnings per share:
Income from continuing operations	$0.16				$1.15
Income from discontinued operations - net of tax	0.04				0.03
Net income	$0.20				$1.18
Weighted average number of shares outstanding in per share calculation	(12)				(12)
Basic	104.5				113.4
Diluted	105.4				114.2

See accompanying notes to the unaudited pro forma condensed combined statements of income.

Unaudited Pro Forma Condensed Combined Statements of Income
For the Year Ended December 31, 2025
(dollars in millions)

	Historical		Pro Forma
	Terex	REV Group	Transaction Accounting Adjustments		Pro Forma
	(1)	(2)
Net sales	$5,421	$2,464	$—		$7,885
Cost of goods sold	(4,370)	(2,094)	(46)	(3), (4), (5), (6)	$(6,510)
Gross profit	1,051	370	(46)		1,375
Selling, general and administrative expenses	(576)	(186)	(111)	(5), (7), (9), (10), (11)	(873)
Amortization of purchased intangibles	—	(2)	(213)	(3), (6)	(215)
Operating profit	475	182	(370)		287
Other income (expense)
Interest income	12	—	—		12
Interest expense	(177)	(25)	—		(202)
Other income (expense) – net	(18)	(40)	40	(9)	(18)
Income (loss) before income taxes	292	117	(330)		79
(Provision for) benefit from income taxes	(71)	(22)	72	(8)	(21)
Net income (loss)	$221	$95	$(258)		$58

Earnings per share
Basic	$3.36				$0.51
Diluted	$3.33				$0.50
Weighted average number of shares outstanding in per share calculation	(12)				(12)
Basic	65.8				114.0
Diluted	66.3				115.1

See accompanying notes to the unaudited pro forma condensed combined statements of income.

Notes to the Unaudited Pro Forma Condensed Combined Statements of Income

Note 1 - Basis of Presentation

The Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2026 and the year ended December 31, 2025 were prepared in accordance with the Article 11 of Regulation S-X and Accounting Standards Codification 805, “Business Combinations". These rules require adjustments to the assets and liabilities acquired based on their fair values, identification and measurement of intangible assets and related changes in depreciation and amortization expense. The historical audited consolidated financial statements and unaudited condensed consolidated financial statements of Terex and REV were prepared in accordance with U.S. GAAP.

The accompanying Unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 2026 and for the year ended December 31, 2025 are intended to present the pro forma consolidated results of operations of Terex based upon the historical financial statements of Terex and REV, after giving effect to the Merger and other adjustments described in these notes, and are intended to reflect the impact of the Merger on Terex's consolidated results of operations as if it had occurred on January 1, 2025.

The accompanying Unaudited Pro Forma Condensed Combined Statements of Income are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from the Merger or what the Terex consolidated results of operations would have been had the Merger occurred on the dates assumed, nor are they indicative of the future consolidated results of operations of Terex and they are based on the information available at the time of their preparation. Actual results may differ materially from those reflected in the Unaudited Pro Forma Condensed Combined Statements of Income for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the Unaudited Pro Forma Condensed Combined Statements of Income and actual amounts.

Note 2 - Preliminary Purchase Price Allocation

On the Closing Date, the Company completed the Merger in accordance with the terms of the definitive merger agreement with REV. The results of REV have been included in the Company’s results of operations from the Closing Date. The provisional purchase consideration of $3,384 million is based on the conversion of each outstanding share of REV to 0.9809 of a share of Terex and $8.71 in cash ($426 million in total), the settlement of REV’s outstanding debt owed to a third-party bank that was required to be repaid at closing, and estimated fair value of converted unvested share based awards attributable to pre-combination service. In connection with the Merger, there were an additional 47.9 million shares of Terex issued upon conversion.

The following table summarizes the components of the estimated consideration (in millions except per-share information and the exchange ratio):

REV shares outstanding(1)	48.9
Cash consideration (per REV share)	$8.71
Cash portion of purchase price	$426
Settlement of REV’s outstanding debt	122
Total cash consideration transferred	$548

REV shares outstanding(1)	48.9
Exchange ratio	0.9809
Total Terex common shares issued	47.9
Terex's share price(2)	$58.99
Equity portion of purchase price	$2,828

Fair value of converted unvested share based awards attributable to pre-combination services(3)	$8
Total provisional consideration transferred	$3,384

(1) Represents REV’s outstanding shares as of February 1, 2026. (2) Represents Terex's share price as of February 2, 2026. (3) Represents fair value estimate as of February 2, 2026.

REV's outstanding equity awards were replaced by Terex's equity awards with substantially the same terms and conditions in the manner specified in the merger agreement. A portion of these awards are included in the consideration transferred and recorded within additional paid-in-capital. The remainder will be recognized as post-combination compensation expense based on the vesting terms of the replacement equity awards.

Note 3 - Conforming Accounting Policies and Principles

Upon review of REV’s accounting policies we did not identify differences between the accounting policies of the two companies that, when conformed, had a material impact on these Unaudited Pro Forma Condensed Combined Statements of Income, other than certain reclassifications which are reflected in the Pro Forma adjustments and related footnotes.

Note 4 - Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income
(1)Represents Terex’s historical consolidated statement of income for the six months ended June 30, 2026 and the year ended December 31, 2025. The historical unaudited condensed consolidated statement of income for the six months ended June 30, 2026 is included in Terex's Form 10-Q filed with the SEC on July 30, 2026 and the historical audited consolidated statement of income for the year ended December 31, 2025 is included in Terex's Form 10-K filed with the SEC on February 13, 2026.
(2)Represents REV’s historical consolidated statement of income for the period January 1 to February 1, 2026 and the year ended October 31, 2025. The historical consolidated statement of income for the period January 1 to January 31, 2026 is derived from the unaudited REV report as of and for the three month period ended January 31, 2026, the latter of which includes Net Sales, Gross Profit, and Net Income of $552 million, $77 million, and $13 million, respectively. The unaudited REV report as of and for the three month period ended January 31, 2026 was filed with the SEC on July 31, 2026 as an exhibit to Terex's Current Report on Form 8-K. February 1, 2026 was a non-business day, and as such there was no material activity to include for purposes of the pro forma. The historical audited consolidated statement of income for the year ended October 31, 2025 is included in REV's Form 10-K filed with the SEC on December 11, 2025.
(3)Represents the reclassification of $69 million of amortization expense of certain finite-lived intangibles from Cost of goods sold to operating expenses to align with the voluntary classification change made by the Company in 2026.
(4)Represents an adjustment to remove the $91 million in the fair value step-up of inventory recorded in connection with the Merger from the six months ended June 30, 2026, and to include it in the year ended December 31, 2025.
(5)Represents an immaterial amount of incremental depreciation expense recorded to Cost of goods sold and Selling, general and administrative expenses for the period January 1 to February 1, 2026, and $4 million ($3 million to Cost of goods sold and $1 million to Selling, general and administrative expenses) for the year ended December 31, 2025, related to the fair value step-up of property, plant, and equipment recorded in connection with the Merger.
(6)Represents the removal of an immaterial amount of historical amortization expense recognized by REV in the pre-combination period of January 1 to February 1, 2026 and $2 million for the year ended October 31, 2025, from Selling, general and administrative expenses. This adjustment also represents incremental amortization expense of $18 million ($5 million to Cost of goods sold and $13 million to Selling, General and administrative expenses) for the pre-combination period of January 1 to February 1, 2026, and amortization expense of $167 million ($21 million to Cost of goods sold and $146 million to Selling, General and administrative expenses) for the year ended December 31, 2025, related to the recognition and measurement of finite-lived intangible assets recorded in connection with the Merger.
(7)Reflects the removal of transaction costs of $18 million incurred in connection with the Merger during the six months ended June 30, 2026 and the inclusion of these costs in the year ended December 31, 2025. For tax purposes, $12 million will be deductible and $6 million will be subject to capitalization.
(8)A statutory tax rate of 24.5% was used to estimate the income tax effects of the pro forma adjustments.
(9)Reflects an adjustment to reclassify the loss on sale of business of $12 million and $40 million recognized in REV's historical results of operations for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, from Other (expense) income - net, to Selling, general and administrative expenses to conform REV’s historical presentation to Terex’s.
(10)Reflects the removal of $22 million related to payments made to certain executives as a result of change in control provisions that were triggered, and severance and retention costs incurred in connection with the Merger from the results of operations for the six months ended June 30, 2026, and the inclusion of these costs in the year ended December 31, 2025. For tax purposes, $14 million will be deductible and $8 million will be non-deductible.
(11)Represents the removal of incremental stock-based compensation expense related to accelerated stock vestings and fair value step-up of REV replacement stock awards in connection with the Merger from the six months ended June 30, 2026, and the inclusion of this incremental expense in the year ended December 31, 2025. As a result, there was a decrease of $28 million and increase of $30 million of stock-based compensation expense for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively. For tax purposes, $7 million will be deductible and $21 million will be non-deductible as it relates to the decrease of $28 million for the six months ended June 30, 2026 while $11 million will be deductible and $19 million will be non-deductible as it relates to the increase of $30 million for the year ended December 31, 2025.
(12)The unaudited pro forma combined basic and diluted earnings per share have been adjusted to reflect the unaudited pro forma net income for the year ended December 31, 2025. In addition, the number of shares used in calculating the unaudited pro forma combined basic and diluted net earnings per share has been adjusted to reflect the estimated total number of shares of common stock of Terex after the issuance of Terex shares to REV stockholders in connection with the Merger. For the year ended December 31, 2025, the unaudited pro forma weighted average shares have been calculated as follows:

Basic Weighted Average Shares (in millions)	Year ended December 31, 2025
Historical Weighted Average number of Terex shares outstanding - Basic	65.8
Impact of issuance of Terex shares to REV stockholders assuming issuance as of January 1, 2025	47.9
Impact of vesting of Terex shares under change-in-control provision and severance due to the Merger, assuming vesting as of January 1, 2025	0.3
Total	114.0

Diluted Weighted Average Shares (in millions)
Historical effect of dilutive securities of Terex	0.5
Impact of issuance of Terex shares to REV employees assuming issuance as of January 1, 2025, exclusive of shares vested due to change-in-control and severance	0.6
Total	115.1

Basic Weighted Average Shares (in millions)	Six Months ended June 30, 2026
Historical Weighted Average number of Terex shares outstanding - Basic	104.5
Impact of issuance of Terex shares to REV stockholders assuming issuance as of January 1, 2025	8.6
Impact of vesting of Terex shares under change-in-control provision and severance due to the Merger, assuming vesting as of January 1, 2025	0.3
Total	113.4

Diluted Weighted Average Shares (in millions)
Historical effect of dilutive securities of Terex	0.8
Total	114.2